Exhibit 3.7

 Ohio secretary of state processing statement 5/03/93 Corporation: Rurban Financial corp. Charter Number: 608258 084410 Return to : Vorys, Sater, Seymour & Pease Attn E T Farrar 50 E Gay St Columbus OH 43215 Document Number Code Fee No Fee AMD INC 0061

The State of Ohio Bob Taft Secretary of State 609258 Certificate It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Fillings: that said records show the filing and recording of: AMD INC RUBAN FINANCIAL. CORP. of: United States of America State of Ohio Office of the Secretary of State Recorded on Roll H586 at Frame 1237 of the Records of Incorporation and Miscellaneous Fillings. Witness my hand and the seal of the Secretary of State at Colombus, Ohio, this 27th day of APRIL A.D.1993 /s/ Bob Taft Bob Taft Secretary of State

CERTIFICATE OF AMENDMENT TO THE AMENDED ARTICLES OF RURBAN FINANCIAL CORP.The undersigned hereby certify that they are the duly elected, qualified and acting President and Secretary, respectively, of Rurban Financial Corp., an ohio corporation (the "company"); that the Annual Meeting of the shareholders (the "Annual Meeting") of the company was duly called and held on April 26, 1993, at which Annual Meeting a quorum of shareholders of the company was at all times present in person or by proxy; that at least two-thiirds (2/3) of the whole authorized number of directors of the company recommended to the shareholders the approval of an amendment to Article FOURTH of the company's Amended Articles in order to increase the authorized number of shares of the company to 5,000,000 shares, all of which will be common shares, wihtout par value; and that the resolution atached hereto as Annex 1 and incorporated herein by this reerence was duly adopted by the shareholders of the company at the Annual Meeting by the affirmative vote of the holders of shares entitling then to exercose at least a majority of the voting power of the company entitled to vote thereon in accordance with Article Sixth of the Amended Articles of the Company.IN WITNESS WHEREOF, the undersigned President and Secretary of Rurban Financial Corp., acting for and on behalf of said corporation, have hereunto set their hands this 26th day of April, 1993.Richard C. Burrows, President David E. Manz, Secretary

Annex I Resolved, that the Amended Articles of Rurban Financial Corp. be, and the same hereby are, amended by deleting present Article FOURTH in its entirety and by substituting in its place new Article FOURTH in the following form: ARTICLE FOURTH OF THE AMENDED ARTICLES RURBAN FINANCIAL CORP.FOURTH: The total authorized number of shares of the corporation shall be 5,000,000 all of which shall be common shares, each without par value.

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